UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 26, 2021
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DANAHER CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
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Delaware		001-08089	59-1995548
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

2200 Pennsylvania Avenue, NW			20037-1701
Suite 800W
Washington,	DC
(Address of Principal Executive Offices)			(Zip Code)
202-828-0850
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	DHR	New York Stock Exchange
4.75% Mandatory Convertible Preferred Stock, Series A, without par value	DHR.PRA	New York Stock Exchange
5.00% Mandatory Convertible Preferred Stock, Series B, without par value	DHR.PRB	New York Stock Exchange
Floating Rate Senior Notes due 2022	DHR/22A	New York Stock Exchange
1.700% Senior Notes due 2024	DHR 24	New York Stock Exchange
2.500% Senior Notes due 2025	DHR/25	New York Stock Exchange
0.200% Senior Notes due 2026	DHR/26	New York Stock Exchange
2.100% Senior Notes due 2026	DHR 26	New York Stock Exchange
1.200% Senior Notes due 2027	DHR/27	New York Stock Exchange
0.450% Senior Notes due 2028	DHR/28	New York Stock Exchange
2.500% Senior Notes due 2030	DHR 30	New York Stock Exchange
0.750% Senior Notes due 2031	DHR/31	New York Stock Exchange
1.350% Senior Notes due 2039	DHR/39	New York Stock Exchange
1.800% Senior Notes due 2049	DHR/49	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01	OTHER EVENTS
On July 26, 2021, Danaher Corporation’s (“Danaher” or “the Company”) indirect subsidiary, Beckman Coulter, Inc., entered into a series of related agreements with Quidel Corporation and a subsidiary thereof (“Quidel”) pursuant to which, among other matters, Quidel’s business of selling and distributing the BNP test for the Beckman Coulter Access family of immunoassay systems will be transitioned to Beckman Coulter, modifying and partially terminating the parties’ prior commercial arrangement. The terms of the agreements are further described in the attached press release and below.

As part of the modification and termination of the prior arrangement, Beckman Coulter has acquired the exclusive right to manufacture, distribute, and sell the BNP assay currently sold as TRIAGE® BNP by Quidel, which will be re-branded as Access BNP. The agreements also resolve litigation that Beckman Coulter initiated against Quidel related to the prior commercial arrangement. As consideration under the agreements, the Company will pay Quidel a per-test fee for each BNP assay test sold from the date of the initial commercial transition in 2021 through 2029, with a minimum annual fee of $70 million and a maximum annual fee of $75 million (subject to proration in 2021). The Company will record a pre-tax charge of approximately $550 million ($418 million after-tax) in the third quarter of 2021 related to the modification and termination of the prior commercial arrangement and resolution of the litigation related to these agreements.

FORWARD-LOOKING STATEMENTS

Statements in this Form 8-K that are not strictly historical, including the statement regarding the anticipated charge Danaher will incur as a result of the agreements with Quidel and any other statements regarding events or developments that we believe or anticipate will or may occur in the future are "forward-looking" statements within the meaning of the federal securities laws. There are a number of important factors that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include, among other things, those set forth in our 2020 Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the second quarter of 2021. These forward-looking statements speak only as of the date of this Form 8-K and except to the extent required by applicable law, the Company does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits:

Exhibit No.	Description

3.1	Beckman Coulter to Distribute BNP Cardiac Assay to Customers

104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANAHER CORPORATION

Date:	July 26, 2021	By:	/s/ James F. O'Reilly
James F. O'Reilly
Vice President, Deputy General Counsel and Secretary